UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

STRATEGIC REALTY TRUST, INC.

(Name of the Registrant as Specified In Its Charter)

DIANNE COSTA

JEROME HAGLEY

MICHAEL KARAS

MARSHALL KARR

TODD SPITZER

ANTHONY THOMPSON

TINA ALDATZ

BERNECE DAVIS

ROBERT HOH

JAMES RONALD KING SR.

DAVID LARSEN

JOHN SKEFFINGTON

SHARON THOMPSON

CENTAURUS FINANCIAL INC.

THOMPSON NATIONAL PROPERTIES, LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SRT Shareholders FIRST

ProtectOurInvestment.org

SRT SHAREHOLDERS have banded together to...

PROTECT OUR INVESTMENT

SRT SHAREHOLDERS COALITION VOTING INSTRUCTIONS

1. Sign **ORANGE BALLOT**
   Support A Special Shareholders Meeting and Fair Election



2. Sign **GREEN BALLOT**
   Elect New Independent Leadership to the SRT Board at the Annual Meeting



WARNING:



DO NOT SIGN!

DO NOT SIGN AND RETURN A BLUE OR WHITE BALLOT, WHICH IS AN ATTEMPT BY BATINOVICH, LEVIN, MAIER AND ROGERS TO BLOCK A FAIR SPECIAL MEETING AND INDEPENDENT LEADERSHIP.

Questions? Call the SRT Shareholder Hotline 1-800-401-7905

JOIN US FOR A TELEPHONE TOWNHALL

With Open Question & Answer Session…

Thursday, December 12, 2:30 PST / 5:30 EST



With Independent Director Nominee TODD SPITZER

CALL: 877-229-8493 PIN: 112297 OR

RSVP ONLINE AND WE'LL CALL YOU www.protectourinvestment.org

DON'T SRT SHAREHOLDERS DESERVE AT LEAST 1 TRULY INDEPENDENT DIRECTOR?

SHOULD ANDY BATINOVICH WEAR 6 HATS AT SRT?





TODD SPITZER Fiscal Watchdog, Age 53	**ANDY BATINOVICH** Bay Area Real Estate Consultant, Age 55
EXPERIENCE	
✔ **Independent Fiscal Conservative**	✘ **Dependent on SRT Income?**
✔ County Supervisor, Orange County, CA (5th largest county in the U.S.)	✘ Glenborough terminated by Wall Street firm for property management
✔ Receives Income **Independent of SRT**	✘ Receives multi-million dollar income from SRT
✔ Business Attorney, Fmr. Assistant District Attorney, Victims Rights Advocate	✘ Owner of San Francisco-Bay Area based family company Glenborough
✔ Fmr. Chief Republican Whip, California Legislature	✘ No Corporate Governance Background
GOVERNING PHILOSOPHY	
✔ SUPPORTS Shareholder Oversight of SRT	✘ DEMONSTRATES OPPOSITION to Shareholder Input and Oversight of SRT*
✔ SUPPORTS lower spending and lower director compensation	✘ SILENT on the tripling of Board compensation
✔ OPPOSES Independent Directors holding all management positions	✘ DEMONSTRATES OPPOSITION to Fair & Open Elections*



SHAREHOLDER ADVOCATE


DIRECTOR
PRESIDENT
CEO
CFO
ADVISOR
PROPERTY MANAGER

VOTE ✔ TODD SPITZER ✔ REMOVE CURRENT BOARD

*We believe Andy Batinovitch has demonstrated this opposition by voting with Maier, Rogers and Levin to prevent shareholders from electing the entire board each year at an annual meeting, making it five times more difficult to call a special meeting of stockholders and significantly restricting the ability of stockholders to remove directors.

The SRT Shareholders Coalition (the "Coalition") has filed a definitive proxy statement and related materials with the Securities and Exchange Commission ("SEC") in connection with the Coalition's solicitation of written requests to call a special meeting of the shareholders of SRT. SRT shareholders should read the Coalition's definitive proxy statement and its other publicly-filed proxy materials as they become available, because they contain important information. This is not a solicitation of proxies for the annual meeting, and stockholders are not being asked to provide proxies for the annual meeting to the Coalition at this time. In connection with its solicitation of proxies for the SRT annual meeting, the Coalition has filed a preliminary proxy statement with the SEC to solicit proxies with respect to the annual meeting. Investors and security holders are urged to read the preliminary solicitation statement in its entirety, and the definitive proxy statement and other relevant documents when they become available, because they will contain important information regarding the solicitation. Information regarding the direct and indirect interests of the Coalition and each other participant in the solicitation of written requests to call a special meeting or the solicitation of proxies for the annual meeting are included in the Coalition's proxy materials filed with the SEC. The Coalition's proxy materials and other SEC filings may be accessed without charge at the SEC's website at www.sec.gov. The following persons are participants in connection with the solicitations: Dianne Costa, Jerome Hagley, Michael Karas, Marshall Karr, Todd Spitzer, Tina Aldatz, Bernece Davis, Robert Hoh, James Ronald King Sr., David Larsen, John Skeffington, Anthony Thompson, Sharon Thompson, Centaurus Financial Inc. and Thompson National Properties, LLC.